UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2010
Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 867-3415
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 3, 2010, Omni Bio Operating, Inc. (“Omni Bio”), a wholly-owned subsidiary of Omni Bio Pharmaceutical, Inc. (the “Company”), and the Regents of the University of Colorado (the “Regents”), a body corporate, contracting for and on behalf of the University of Colorado Denver (the “University”), entered into a Sponsored Research Agreement (the “SRA”), whereby the University will study the effects of an abundant human blood protein, Alpha-1-antitrypsin (“AAT”), on cytokine production by human pancreatic islet cells and the ability of AAT to protect these cells from induced toxicity (the “Project”). The SRA is being executed pursuant to a License Agreement dated September 28, 2009 between the Company and Bio Holding, Inc. in the field of use for the treatment of diabetes.
The SRA is effective beginning on September 3, 2010 and will terminate on the earlier of the completion of the Project or February 28, 2012, unless extended or renewed in writing by the parties or otherwise terminated prior to February 28, 2012 in accordance with the terms of the SRA. Omni Bio is obligated to make payments to the University of approximately $88,000 over a one-year period, with the first payment of not less than $28,000 due on or before September 3, 2010 and two subsequent payments of approximately $30,000 due on or before February 1, 2011 and August 31, 2011, respectively.
All rights, title and interest to the intellectual property developed under the Project (the “Intellectual Property”) will belong to the University, unless otherwise agreed to between the parties. For Intellectual Property developed under the Project that is new, distinct and not directly related to previously licensed intellectual property from the University, Omni Bio will have a fully executed and paid-up, non-transferrable, non-exclusive license with an option to negotiate for an exclusive license to such Intellectual Property. For Intellectual Property developed under the Project that is covered by previously licensed intellectual property from the University, the University shall amend the license to include such Intellectual Property for no additional consideration other than the relevant and applicable terms of the license.
The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SRA that is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Sponsored Research Agreement dated September 3, 2010 by and between Omni Bio Operating, Inc. and the Regents of the University of Colorado

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2010	Omni Bio Pharmaceutical, Inc.
	By:	/s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Sponsored Research Agreement dated September 3, 2010 by and between Omni Bio Operating, Inc. and the Regents of the University of Colorado

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